 Exhibit 10.4

BANK OF AMERICA

FINANCIAL COVENANT AGREEMENT

This Financial Covenant Agreement, dated and effective as of April 15, 2021, is entered into between SOLITRON DEVICES, INC. (collectively and individually, the "Borrower") and Bank of America, N.A. (the "Bank") to govern each Credit Facility, in connection the Master Credit Agreement, dated as of April 15, 2021 (as amended from time to time, the "Master Credit Agreement"), between the Borrower and the Bank and each Note and each Guaranty and Collateral Agreement executed in connection therewith.

1. DEFINITIONS.

1.1 General. Unless otherwise defined herein, capitalized terms used in this Covenant Agreement shall have the respective meanings ascribed thereto in Section 1 of the Master Credit Agreement and as otherwise may be provided in other provisions of the Credit Documents.

2. COVENANTS.

The Borrower agrees that each Borrower and each Guarantor, to the extent applicable, so long as any credit is available under any Credit Document and until all Obligations are repaid in full:

2.1 Financial Covenants.

(a) Fixed Charge Coverage Ratio. With respect to SOLITRON DEVICES, INC., to maintain a Fixed Charge Coverage Ratio of at least 1.15:1.0. The Fixed Charge Coverage Ratio will be calculated at the end of each fiscal year, using the results of the twelve-month period ending with that reporting period. The current portion of long-term liabilities will be measured as of the date twelve (12) months prior to the current financial statement. "EBITDA" means, with respect to SOLITRON DEVICES, INC., net income, less income or plus loss from discontinued operations (including unusual and infrequent items, agreed to at the sole discretion of the Bank), plus income taxes, plus interest expense, plus depreciation, depletion, and amortization; and "Fixed Charge Coverage Ratio" means, with respect to SOLITRON DEVICES, INC., the ratio of (a) the sum of EBITDA plus lease expense and rent expense, minus income tax, minus dividends, withdrawals, and other distributions, to (b) the sum of interest expense, lease expense, rent expense, the current portion of long term debt and the current portion of capitalized lease obligations.

(b) Liquidity. With respect to SOLITRON DEVICES, INC. to maintain on a consolidated basis minimum Unrestricted, Unencumbered Liquid Assets of not less than One Million Dollars ($1,000,000.00). "Unrestricted, Unencumbered Liquid Assets" means, with respect to SOLITRON DEVICES, INC., unrestricted, unencumbered marketable securities, cash and cash equivalents.

2.2 Other Debts. With respect to the Borrower, not to have outstanding or incur any direct or contingent liabilities or lease obligations (other than those to the Bank or to any affiliate of the Bank), or become liable for the liabilities of others, without the Bank's written consent. This does not prohibit:

(i) Acquiring goods, supplies, or merchandise on normal trade credit.

(ii) Liabilities, lines of credit and leases in existence on the date of the Master Credit Agreement disclosed in writing to the Bank and other debt disclosed in writing to, and approved in writing by, the Bank.

2.3 Other Liens. Not to create, assume, or allow any security interest or any voluntary or involuntary lien (including judicial liens) on (x) property the Borrower now or later owns or (y) any Collateral owned by a Guarantor, in each case, without the Bank's written consent. This does not prohibit:

(i) Liens and security interests in favor of the Bank or any affiliate of the Bank.

(ii) Liens for taxes not yet due.

(iii) Liens outstanding on the date of the Master Credit Agreement disclosed in writing to the Bank and other liens disclosed in writing to, and approved in writing by, the Bank.

2.4 Financial Information. To provide the following financial information and statements in form and content acceptable to the Bank, and such additional information as requested by the Bank from time to time. The Bank reserves the right upon written notice to the Borrower or any Guarantor, to require the Borrower to deliver financial information and statements to the Bank more frequently than otherwise provided below, and to use such additional information and statements to measure any applicable financial covenants in the Credit Documents:

(a) Within 120 days of Borrower's fiscal year end:

(i) The most recent annual financial statements of the Borrower, certified and dated by an authorized financial officer. These financial statements must be audited by a certified public accountant.

3. GOVERNING LAW. Except to the extent that any law of the United States may apply, this Covenant Agreement shall be governed and interpreted according to the laws of New York, without regard to any choice of law, rules or principles to the contrary. Nothing in this paragraph shall be construed to limit or otherwise affect any rights or remedies of the Bank under federal law. This Covenant Agreement is subject to the venue, jurisdiction and dispute resolution provision clauses set forth in the Master Credit Agreement.

This Covenant Agreement is executed as of the date first written above.

Bank:

Bank of America, N.A.

By: ____
Authorized Representative

Borrower:

SOLITRON DEVICES, INC.

By: ____
Mark Matson, President